Exhibit 10.2

Conformed version

LETTER OF UNDERTAKING

To:	CHINA DEVELOPMENT BANK CORPORATION
HONG KONG BRANCH

Suite 3307-15, 33/F.,
One International Finance Centre,
No. 1 Harbour View Street, Central, Hong Kong

(as Facility Agent of the Finance Parties referred to in the Loan Agreement)

1 March 2011

Dear Sirs,

Re: USD 200 million Term Loan Facility for China Security & Surveillance Technology, Inc. (the “Borrower”)

1.

We refer to a term loan facility agreement dated 1 March 2011 (the “Loan Agreement”) executed between the Borrower as borrower and China Development Bank Corporation Hong Kong Branch as original lender, arranger and facility agent (the “Facility Agent”). Save as otherwise provided herein, terms and expressions defined in or construed for the purposes of the Loan Agreement shall have the same meanings when used herein.

2.

The Borrower and Mr. Tu Guo Shen (涂国身) (“Mr. Tu”) represent and confirm that they have used their best endeavors to obtain and effect each of the authorisations, approvals, registrations and filings set out in the Schedule (the “Relevant Approvals”) in accordance with the applicable laws or regulations in the PRC and acknowledge that as of the date of this Letter of Undertaking the Relevant Approvals have yet to be obtained and effected by the Borrower and/or Mr. Tu.

3.

Without prejudice to any of their obligations and liabilities under the Finance Documents, the Borrower and Mr. Tu jointly and severally undertake, upon the Shenzhen office or any other relevant office of the State Administration of Foreign Exchange of the PRC commencing the general acceptance of applications for authorisations, approvals, registrations and filings of a nature similar to that of any of the Relevant Approvals (the “Commencement of Acceptance”), to forthwith obtain and effect such Relevant Approvals in accordance with the applicable laws and regulations in the PRC as soon as reasonably practicable but in any event within one hundred and eighty (180) days after the Commencement of Acceptance.

4.

Upon demand by the Facility Agent, the Borrower and Mr. Tu shall jointly and severally indemnify each Finance Party against any cost, loss or liability incurred by each Finance Party as a result of the failure to obtain and effect the Relevant Approvals in accordance with the applicable laws and regulations in the PRC before or after the Commencement of Acceptance.

5.	Each Finance Party hereby reserves all rights, remedies and recourse in respect of the obligations and liabilities of the Obligors under the Finance Documents.

6.	This Letter of Undertaking shall be designated a “Finance Document” for the purpose of the definition of “Finance Document” in the Loan Agreement.

7.

This Letter of Undertaking may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and shall be effective and binding on each party as and when executed by such party. This Letter of Undertaking shall take effect as a deed notwithstanding that the Facility Agent executes it under hand.

8.	This Letter of Undertaking shall be governed by, and construed in accordance with, Hong Kong law. Clause 33 of the Loan Agreement shall apply mutatis mutandis to this Letter of Undertaking.

Executed as a deed
SIGNED, SEALED and DELIVERED	)
by TU GUO SHEN (holder of PRC	)
passport No.G28948045))
)
in the presence of:	)

………………………………………
Name of Witness:
Occupation:
Address:

[Execution pages for the Letter of Undertaking]

The Common Seal of	)
CHINA SECURITY &	)
SURVEILLANCE	)
TECHNOLOGY, INC.	)
is hereto affixed and attested by	)
TU GUO SHEN	)
)
in the presence of:	)

………………………………………
Name of Witness:
Occupation:
Address:

[Execution pages for the Letter of Undertaking]

Signed for and on behalf of:

CHINA DEVELOPMENT BANK CORPORATION HONG KONG BRANCH

…/s/ CHINA DEVELOPMENT BANK CORPORATION HONG KONG BRANCH…
Name:
Title:

[Execution pages for the Letter of Undertaking]

SCHEDULE

Relevant Approvals

Approval, registration and/or filing procedures with the Shenzhen office or any other relevant office of the State Administration of Foreign Exchange in respect of:

(1)

the incorporation, the previous changes to the registered capital, share assignment, equity swap, merger, split up, long term equity or debt investment, offshore guarantee or other material changes to the equity of Whitehorse Technology Limited, if applicable;

(2)

the incorporation, the previous changes to the registered capital, share assignment, equity swap, merger, split up, long term equity or debt investment, offshore guarantee or other material changes to the equity of the Borrower, if applicable; and

(3)

the incorporation, the previous changes to the registered capital, share assignment, equity swap, merger, split up, long term equity or debt investment, offshore guarantee or other material changes to the equity of the China Safetech Holdings Limited, if applicable.